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                                                                       Exhibit 5
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                             DRINKER BIDDLE & REATH
                               47 Hulfish Street
                                   Suite 400
                          Princeton, New Jersey  08542
                             Phone: (609) 921-6336



                                 June 27, 1996



Envirogen, Inc.
4100 Quakerbridge Road
Lawrenceville, New Jersey 08648

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Envirogen, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the public offering of 4,865,556 shares (the "Outstanding Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), plus up to an additional 473,500 shares of Common Stock (the "Warrant Shares") issuable upon exercise of outstanding warrants of the Company (the "Warrants"), to be sold by the Selling Securityholders as provided in the Registration Statement (the Outstanding Shares and the Warrant Shares being collectively referred to herein as the "Offered Shares").

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, as amended and restated, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Offered Shares as we have deemed appropriate. This opinion is based exclusively on the laws of the State of New Jersey and the General Corporation Law of the State of Delaware.
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Envirogen, Inc.
June 27, 1996
Page 7

     On the basis of the foregoing, we are of the opinion that the Outstanding Shares have been validly issued and are fully paid and non-assessable by the Company and the Warrant Shares have been duly and validly authorized for issuance and, when issued and delivered upon exercise of the Warrants in exchange for payment therefor, will be validly issued, fully paid and non-assessable by the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission.

     We advise that Morgan R. Jones, Esq., a partner in our firm, is the Secretary of the Company.


                                         Very truly yours,



                                         DRINKER BIDDLE & REATH